Exhibit 99.906CERT

                                  CERTIFICATION

         Jill T. McGruder, Chief Executive Officer, and Terrie A. Wiedenheft, Chief Financial Officer of Touchstone Strategic Trust (the "Registrant"), each certify to the best of his or her knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2009 (the "Form N-CSR") fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                              Chief Financial Officer
Touchstone Strategic Trust                           Touchstone Strategic Trust


/s/ Jill T. McGruder                                 /s/ Terrie A. Wiedenheft
----------------------                               ------------------------
Jill T. McGruder                                     Terrie A. Wiedenheft
Date: December 1, 2009                               Date: December 1, 2009

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.